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                                      EXHIBIT 11

                              First Savings Bank, F.S.B.
                    Statement re computation of per share earnings

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                                                          Three Months Ended   Nine Months Ended
                                                          September 30, 1996   September 30, 1996
                                                          ------------------   ------------------

PRIMARY EARNINGS PER SHARE

Net income                                                 $       304,068      $      371,648
                                                           ---------------      --------------
                                                           ---------------      --------------

Shares:
   Weighted average number of shares outstanding                   695,698             695,698

   Add-Dilutive effect of outstanding options (as
       determined by the application of the treasury
       stock method)                                                   225           --
                                                           ---------------      --------------

   Weighted average number of shares outstanding,
       as adjusted                                                 695,923             695,698
                                                           ---------------      --------------

Net income per shares:  Primary                            $      0.436928(a)   $     0.534209(a)
                                                           ---------------      --------------
                                                           ---------------      --------------

ASSUMING FULL DILUTION

Net income                                                 $       304,068      $      371,648
                                                           ---------------      --------------
                                                           ---------------      --------------

Shares:
   Weighted average number of shares outstanding                   695,698             695,698

   Add-Dilutive effect of outstanding options (as
       determined by the application of the treasury
       stock method)                                                   659           --
                                                           ---------------      --------------

   Weighted average number of shares outstanding,
       as adjusted                                                 696,357             695,698
                                                           ---------------      --------------
                                                           ---------------      --------------

Net income per share:  Assuming full dilution              $      0.436655(a)   $     0.534209(a)
                                                           ---------------      --------------
                                                           ---------------      --------------
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(a) This calculation is submitted in accordance with Regulation S-K Item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB
    Opinion No. 15 because it results in dilution of less than 3%.